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                                                                    EXHIBIT 4(r)

                               DTE ENERGY COMPANY

                                       AND

                            BNY MIDWEST TRUST COMPANY
                       (SUCCESSOR TO THE BANK OF NEW YORK)
                                     TRUSTEE

                             SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 2004

                SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
                            DATED AS OF APRIL 9, 2001

                                  PROVIDING FOR

                  7.50% JUNIOR SUBORDINATED DEBENTURES DUE 2044

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      SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 2004 (the
"Supplemental Indenture"), between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BNY Midwest Trust Company, an Illinois trust corporation and successor to The Bank of New York, having its principal office in The City of Chicago, Illinois, as trustee (the "Trustee");

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the "Original Indenture"), as amended, supplemented or modified, including by this Supplemental Indenture (as so amended, supplemented or modified, the "Indenture"), providing for the issuance by the Company from time to time of its debt securities; and

      WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, subordinated debt securities pursuant to the Original Indenture; and

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by
Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the "7.50% Junior Subordinated Debentures due 2044" (the "Debentures"); and

      WHEREAS, DTE Energy Trust II, a Delaware statutory trust (the "Trust"), has offered to the public $90,000,000 aggregate liquidation amount of its 7.50% Trust Originated Preferred Securities (the "Trust Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $2,783,525 aggregate liquidation amount of its common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), in $92,783,525 aggregate principal amount of the Debentures; and

      WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

      SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein; provided, that the following terms shall have the meanings given to them in the Agreement: (i) Underwriting Agreement; (ii) Underwriters; (iii) Delaware Trustee; (iv) Distributions; (v) Investment Company Event; (vi) Property Trustee; (vii) Trust Preferred Securities Guarantee; (viii) Tax Event; (ix) Trust Preferred Security Certificate; and (x) Administrative Trustee; and, provided further that:

      "Additional Interest" has the meaning set forth in Section 202(c).

      "Agreement" means the Amended and Restated Trust Agreement of the Trust, dated as of June 1, 2004.

      "Business Day" means any day that is not a Saturday, Sunday, a day on which banking institutions in The City of New York are permitted or required by any applicable law or executive order to close, or a day on which the Corporate Trust Office of the Property Trustee or the Trustee is closed for business.

      "Capital Stock" means (i) with respect to any Person organized as a Corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a Corporation, the partnership, membership or other equity interests or participations in such Person.

      "Certificated Security" means a security in substantially the form attached hereto as Exhibit A, except for the legend thereon, which is applicable only to Global Debentures.

      "Common Securities" has the meaning specified in the recitals above.

      "Compound Interest" has the meaning set forth in Section 205(a).

      "Coupon Rate" has the meaning set forth in Section 204(a).

      "Creditor" has the meaning set forth in Section 401.

      "Deferred Interest" has the meaning set forth in Section 205(a).

      "Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Property Trustee pro rata to the holders of the Trust Securities in accordance with the Agreement, such event to occur at the option of the Company at any time.

      "DTC" has the meaning set forth in Section 203(b).

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      "Extension Period" has the meaning set forth in Section 205(a).

      "Global Debenture" has the meaning set forth in Section 203(b).

      "Indebtedness ranking equally with the Debentures" means (i) Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company and (ii) any Indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, a partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Trust Preferred Securities Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking equally with the Debentures.

      "Indebtedness ranking junior to the Debentures" means any Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to

            (i)   the Debentures, and

            (ii)  any other Indebtedness ranking equally with the Debentures,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking junior to the Debentures.

      "Non Book-Entry Trust Preferred Securities" has the meaning set forth in
Section 203(b).

      "NYSE" means the New York Stock Exchange.

      "Redemption Price" has the meaning set forth in Section 301.

      "Rights Plan" means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

      "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, except Indebtedness

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ranking equally with the Debentures or Indebtedness ranking junior to the
Debentures; provided, however, that "Senior Indebtedness" of the Company does not include (a) obligations to trade creditors or (b) any indebtedness of the Company to any of its Subsidiaries. Senior Indebtedness with respect to the Debentures will continue to be Senior Indebtedness with respect to the Debentures and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

      "Special Event" means a Tax Event or an Investment Company Event, as the case may be.

      "Trust" has the meaning specified in the recitals above.

      "Trust Preferred Securities" has the meaning specified in the recitals above.

      "Trust Securities" has the meaning specified in the recitals above.

      SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

                                  ARTICLE TWO

               TITLE AND TERMS OF THE SECURITIES; STATED MATURITY

      SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company's "7.50% Junior Subordinated Debentures due 2044" (referred to herein as the "Debentures"). For purposes of the Original Indenture, the Debentures shall constitute a single series of Securities. The Stated Maturity on which the principal of the Debentures shall be due and payable will be June 1, 2044.

      SECTION 202. Variations from the Original Indenture. (a) Notwithstanding the provisions of the Original Indenture, the Debentures shall be subordinated to Senior Indebtedness as and to the extent provided in Article Six of this Supplemental Indenture. The provisions relating to defeasance and covenant defeasance in Section 403 of the Original Indenture shall not apply to the Debentures. Section 1009 of the Original Indenture shall not be applicable to the Debentures.

      (b) With respect to the Debentures issued under this Supplemental Indenture, Section 501 of the Original Indenture is hereby replaced in its entirety as follows:

      "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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      (1)   default in the payment of any interest upon the Debentures when such interest becomes due and payable, and continuance of such default for a period of 30 days, except during an Extension Period; or

      (2) default in the payment of the principal of the Debentures when they become due and payable at their Maturity;

      (3) default in the performance of, or breach of, any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of a series of Securities other than the Debentures), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

      With respect to the Debentures, (i) references elsewhere in the Original Indenture to Section 501(4), (6) or (7) shall be deemed to be Section 501(3),
(4) or (5), respectively, as restated above, and (ii) the provisions of Section 502 of the Original Indenture, without limitation, shall be subject to the subordination provisions relating to the Debentures.

      (c) The following shall be additional covenants of the Company with respect to the Debentures:

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      (i)   In the event that the Property Trustee is the holder of all of the
Outstanding Debentures, the Company shall pay to the Trust (and any permitted successor or assign under the Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Debentures, such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the related Trust Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any taxes, duties, assessments and governmental charges of whatever nature imposed by the United States or any other taxing authority to which the Trust has become subject (but not including withholding taxes imposed on holders of such Trust Preferred Securities and Common Securities) (the "Additional Interest"). Whenever in the Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such reference shall be deemed to include payment of the Additional Interest provided for in this paragraph to the extent that, in such context, Additional Interest is, were or would be payable in respect thereof pursuant to the provisions of this Section and express reference to the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express reference is not made.

      (ii) The Company covenants and agrees with each holder of Debentures that it shall not

            (A) declare or pay any dividends or distributions on the Company's Capital Stock;

            (B) redeem, purchase, acquire or make a liquidation payment with respect to any of the Company's Capital Stock;

            (C) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equally with or junior in right of payment to the Debentures;

            (D) make any guarantee payments with respect to any guarantee by the Company of the indebtedness of any Subsidiary thereof or any other party if such guarantee ranks equally with or junior in right of payment to the Debentures

      (other than (a) dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, (c) the issuance of any Capital Stock of the Company under any Rights Plan, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (d) payments under the Trust Preferred Securities Guarantee, (e) reclassification of the Company's Capital Stock or the exchange or the conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (f) the purchase of

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            fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (g) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors or any of the Company's dividend reinvestment plans);

if at such time (x) there shall have occurred and be continuing an Event of Default under the Debentures or any event of which the Company has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be an Event of Default under the Debentures, and the Company has not taken reasonable steps to cure such Event of Default (y) the Company shall be in default with respect to its payment or other obligations under the Trust Preferred Securities Guarantee or (z) the Company shall have given notice of its election to begin an Extension Period as provided in Section 205 and shall not have rescinded such notice or such Extension Period, or any extension thereof, shall have commenced and be continuing.

            (iii) The Company also covenants with each holder of Debentures (A) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor or assignee of the Company hereunder may succeed to the Company's ownership of such Common Securities, (B) not to voluntarily terminate, wind up or liquidate the Trust, except (x) in connection with a prepayment in full of the Debentures or a distribution of the Debentures to the holders of Trust Preferred Securities in liquidation of the Trust or (y) in connection with certain mergers, consolidations or amalgamations permitted by the Agreement and (C) to use its commercially reasonable efforts, consistent with the terms and provisions of the Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

      (d) In addition to any right of Direct Action granted under Section 3.8(e) of the Agreement to the holders of Trust Preferred Securities, if the Property Trustee fails to enforce its rights under the Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Agreement and the Indenture, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company to enforce the Property Trustee's rights under the Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person.

      (e) With respect to the Debentures issued under this Supplemental Indenture, Section 112 of the Original Indenture is hereby replace in its entirety as follows:

      Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of the Trust Securities, any benefit or any legal or equitable right remedy or claim under this Indenture, provided, however, that so long as any Preferred Securities remain outstanding, the Holders of Preferred Securities may enforce the Company's obligations hereunder directly against the Company, if
(i) the Trustee fails, after written request, to enforce its rights hereunder or
(ii) any Event of Default

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has occurred and is continuing and the event is attributable to the Company's failure to pay interest or principal on the Debentures.

      SECTION 203. Amount, Form and Denominations; DTC. (a)The aggregate principal amount of Debentures that may be issued under this Supplemental Indenture is limited to $103,500,000, which amount shall be as set forth in any written Company Order for the authentication and delivery of Debentures (except as provided in Section 301(2) of the Original Indenture). The Debentures shall be issuable only in fully registered form and, as permitted by Section 301 and
Section 302 of the Original Indenture, issuable, transferable, exchangeable or redeemable in denominations of $25 and integral multiples thereof.

      (a) The Debentures initially shall be issued to the Property Trustee. Principal and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the registered holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee. The Security Register for the Debentures shall be kept at the Corporate Trust Office, and the Trustee is hereby appointed Security Registrar for the Debentures.

      (b) In connection with a Dissolution Event, the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global Debentures in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (each, a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company, upon any such presentation, shall execute a Global Debenture or Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Original Indenture and this Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary. The Depository Trust Company, as depository ("DTC"), or its nominee, is hereby designated as "U.S. Depositary" and Depositary" under the Original Indenture for the Global Debenture.

      If any Trust Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which

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time such Trust Preferred Security Certificates will be canceled and a
Debenture, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Original Indenture and this Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

      (c) If the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, certificates for the Debentures will be registered and delivered to the Holders of record. Upon receipt of a withdrawal request from the Company, the Depositary will notify its participants of the receipt of a withdrawal request from the Company notifying participants that they may utilize the Depositary's withdrawal procedures if they wish to withdraw their securities from the Depositary. To the extent that the book-entry system is discontinued or, if the Company fails to appoint a successor Depositary, certificates for the Debentures will be registered and delivered to the Holders of record.

      (d) Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness, and agree to treat the Debenture as indebtedness for United States federal income tax purposes.

      (e) The Debentures shall have such other terms and provisions as are set forth in the form of Debenture attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

      SECTION 204. Interest.

      (a) Each Debenture will bear interest at the rate of 7.50% per annum (the "Coupon Rate") from and including the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on September 1, 2004 to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant Regular Record Date, which will be, (i) as long as the Trust Preferred Securities remain in book-entry form (or if no Trust Preferred Securities remain outstanding, as long as the Debentures remain in book-entry form), one Business Day prior to the relevant Interest Payment Date and (ii) in the event the Trust Preferred Securities are not in book-entry form (or if no Trust Preferred Securities remain outstanding, in the event the Debentures are not in book-entry form), the Administrative Trustees (or, if no Trust Preferred Securities remain outstanding, the Company) will have the right to select the Regular Record

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Date, which will be more than one Business Day but less than 60 Business Days prior to the relevant Interest Payment Date, except as otherwise provided pursuant to the provisions of Section 205 below.

      Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on the Regular Record Date, and may either be paid to the person in whose name the Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of and the interest on the Debentures shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.

      (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

      (c) Maturity or redemption of a Debenture shall cause interest to cease to accrue on such Debenture subject to the Company's obligation to pay interest on overdue amounts in accordance with Section 503 of the Original Indenture and the terms of this Supplemental Indenture and the Debentures.

      SECTION 205. Extension of Interest Payment Period.

      (a) So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures not exceeding 20 consecutive quarters (the "Extension Period"), during which Extension Period no interest shall be due and payable; except that no Extension Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 205, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("Compound Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may shorten or further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

      (b)   (i)   If the Property Trustee is the sole registered Holder at the time the Company selects an Extension Period or any shortening or extension thereof, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period or any shortening or extension thereof before the earlier of (x) the next succeeding date on which Distributions on the Trust Securities are payable, or (y) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the NYSE or other applicable self-regulatory organization where the Trust Preferred Securities are then listed or to holders of the Trust Preferred Securities, but in any event at least one Business Day before such record date.

            (ii) If the Property Trustee is not the sole Holder at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period or any shortening or extension thereof at least ten Business Days before the earlier of (x) the next succeeding Interest Payment Date, or (y) if the Debentures are then listed, the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization or to Holders of the Debentures of the record date or the Interest Payment Date .

            (iii) The quarter in which any notice is given pursuant to subparagraphs (i) or (ii) of this paragraph (b) shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a).

      (c) The Company shall cause the Trust to give written notice of the selection, shortening or extension of any Extension Period to the holders of the Trust Preferred Securities.

      SECTION 206. Form of Debentures. Attached hereto as Exhibit A is a form of the definitive Debentures.

                                 ARTICLE THREE

                          REDEMPTION OF THE DEBENTURES

      SECTION 301. Optional Redemption.

      The Debentures are redeemable prior to the Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after June 1, 2009 or (ii) at any time prior to June 1, 2009, in whole but not in part, within 90 days following the occurrence of a Special Event, in either case at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of redemption.

      The Company's right to redeem the Debentures under the preceding paragraph shall be subject to the condition that if at the time there is available to the Company or the Trust the opportunity to eliminate a Special Event, within 90 days following the occurrence and continuation of such Special Event, by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided further, that the Company shall have no right to redeem the Debentures while the Company or the Trust is pursuing any Ministerial Action pursuant to the Agreement.

      SECTION 302. Redemption Procedures.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 301, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depositary participant to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

      SECTION 303. No Sinking Fund.

      The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE FOUR

                                    EXPENSES

      SECTION 401. Payment of Expenses.

      In connection with the offering, sale and issuance of the Debentures and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

      (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Original Indenture;

      (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the Underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees (including any amounts payable under Article 10 of the Agreement), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the holders of the Trust Preferred Securities;

      (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

      (d) be liable for any indemnification obligations arising with respect to the Agreement.

      The Company's obligations under this Section 401 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 401 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 401.

      The provisions of this Section shall survive the termination of this Supplemental Indenture.

      SECTION 402. Payment Upon Resignation or Removal.

      Upon termination of this Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 606 of the Original Indenture. Upon termination of the Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.6 of the Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                  ARTICLE FIVE

                          COVENANT TO LIST ON EXCHANGE

      SECTION 501. Listing on an Exchange.

      If the Debentures are distributed to the holders of the Trust Securities, and the Trust Preferred Securities are then listed, the Company will use its best efforts to list such Debentures on the NYSE or on such other exchange as the Trust Preferred Securities are then listed.

                                  ARTICLE SIX

                           SUBORDINATION OF DEBENTURES

      SECTION 601. Debentures Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of Debentures issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

      SECTION 602. Payments to Securityholders. (a) (i) In the event and during the continuation of any default beyond any grace period in the payment of principal of or interest on or any other monetary amounts due in respect of any Senior Indebtedness, or in the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and the Trustee has received written notice from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, unless and until such event of default shall have been cured, waived or remedied or shall have ceased to exist and such acceleration shall have been rescinded or annulled or all amounts due on such Senior Indebtedness are paid in full in cash or other permitted consideration, or otherwise provided for, then no payment of the principal of or interest on the Debentures shall be made by the Company.

            (ii) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures, and upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures under the terms of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the holders thereof with respect to the Debentures and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Debentures if received by them, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 801 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 602(a).

      (b) In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 602(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the Debentures if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 602.

      SECTION 603. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of the Debentures (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Debentures and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Debentures shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to Holders of the Debentures, shall, as between the Company, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Company (other than the holders of the Senior Indebtedness), nor shall anything herein or therein prevent the Trustee or the Holder of Debentures from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the Debentures subject to the rights of the holders of Senior Indebtedness, under Section 602, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the Debentures or to a representative of such Holders, on their behalf.

      Upon any distribution or payment in connection with any proceedings or sale referred to in Section 602(a), the Trustee and each Holder of the Debentures then Outstanding, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

      SECTION 604. No Impairment of Subordination. Nothing contained in this Article or elsewhere in this Supplemental Indenture or the Debentures shall prevent at any time the

Company from making payments at any time of principal of or interest on the Debentures, except under the conditions described in Section 602 or during the pendency of any proceedings or sale therein referred to.

      SECTION 605. Trustee to Effectuate Subordination. Each Holder of Debentures by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

      No rights of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the Debentures then Outstanding, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any such holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

      SECTION 606. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers' Certificate of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 607. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

      SECTION 608. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

      SECTION 609. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

      SECTION 610. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

      The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this

Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

      This Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

      This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                       DTE ENERGY COMPANY

                                       By:______________________________
                                       Name: D.R. Murphy
                                       Title: Assistant Treasurer

                                       BNY MIDWEST TRUST COMPANY

                                       By:______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                         FORM OF SUBORDINATED DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.: 233331 50 3                                               $__________
NO. R-

                               DTE ENERGY COMPANY
                  7.50% JUNIOR SUBORDINATED DEBENTURES DUE 2044

DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $________ on June 1, 2044 ("Stated Maturity"), unless previously redeemed, and to pay interest at the rate of 7.50% per annum on said principal sum from the date of issuance until the principal of this Debenture becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Debenture will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date"), commencing September 1, 2004.

The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such

Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in the amount due to such early payment, in each case with the same force and effect as if made on such date. Payments of interest may be deferred by the Company pursuant to the provisions of Article Two of the Supplemental Indenture (as defined herein) to the Indenture (as defined herein). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Debenture will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the relevant Regular Record Date prior to the relevant Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Except as otherwise provided in the Indenture, the principal of and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.

All references in this Debenture to interest shall include Additional Interest, if any, and Compound Interest, if any.

This Debenture is one of a duly authorized series of Securities of the Company, designated as the "7.50% Junior Subordinated Debentures due 2044" (the "Debentures"), limited to an aggregate principal amount of $92,783,525 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures), all issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented by the Supplemental Indenture dated as of June 1, 2004, with respect to the Debentures (the "Supplemental Indenture"), as further amended, supplemented or otherwise modified from time to time (as so amended, supplemented or modified, the "Indenture"), duly executed and delivered between the Company and BNY Midwest Trust Company, an Illinois trust corporation, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each registered Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Company and, by its acceptance of this Debenture or a beneficial interest herein, the registered Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness, and the Holder of, and any Person that acquires a beneficial interest in, this Debenture agrees to treat this Debenture as indebtedness for United States federal income tax purposes.

Notwithstanding the provisions of the Indenture, this Debenture shall be without benefit of any security and shall be subordinated to Senior Indebtedness.

This Debenture is not subject to repayment at the option of the Holder hereof. Except as provided below, this Debenture is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

This Debenture shall be redeemable prior to its Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after June 1, 2009 or (ii) at any time prior to June 1, 2009, in whole but not in part, within 90 days following the occurrence of a Special Event, in either case at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest will cease to accrue on the principal amount of this Debenture called for redemption.

If money sufficient to pay the Redemption Price with respect to the principal amount of and accrued interest on the principal amount of this Debenture to be redeemed on the redemption date is deposited with the Trustee on or before the redemption date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Debenture called for redemption.

If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Debentures held by each Debenture Holder to be redeemed.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions relating to defeasance and covenant defeasance in the Indenture in Section 403 thereof shall not apply to this Debenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Debentures issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Debenture so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Debentures of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the aforesaid percentage of the Holders of which are required to consent to any such supplemental indenture or (iii) modify any of the subordination provisions contained herein in a manner adverse to the Holder hereof. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Debenture are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

The Debentures of this series are issuable only in fully registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Debentures of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Debentures of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Debenture on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Debenture shall be governed and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                         DTE ENERGY COMPANY

                                         By____________________________
                                         Name:
                                         Title:
Date:

Attest:

By____________________________
    Corporate Secretary

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Debentures of the series of Debentures described in the within mentioned Indenture.

                                         BNY MIDWEST TRUST COMPANY
                                           as Trustee

                                         By__________________________
                                           Authorized Signatory

Date:

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
     (Please insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________
     (Please print or type name and address, including zip code of assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated:________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Debenture.